As filed with the Securities and Exchange Commission on June 9, 2023

File No. 333-271422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BranchOut Food Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	87-3980472
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Healy

Chief Executive Officer

205 SE Davis Ave., Suite C

Bend, Oregon 97702 (844) 263-6637

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rowland Day, Esq. 465 Echo Bay Trail Bigfork, Montana 59911 (949) 350-6500 Dane Johansen, Esq. Parr Brown Gee & Loveless, P.C. 101 South 200 East, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840	David Danovitch, Esq. Michael DeDonato, Esq. Charles E. Chambers Jr., Esq. Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-271422) of BranchOut Food Inc., is being filed solely for the purpose of filing Exhibits 4.3, 5.1, 10.1, 23.2 and 23.3. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, the signature page, Exhibits 4.3, 5.1, 10.1, 23.2 and 23.3 and the Exhibit Index. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 4.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bend, State of Oregon, on June 9, 2023.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer &
Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Healy	Chief Executive Officer and Chairman of the Board	June 9, 2023
Eric Healy	(Principal Executive Officer)

*	Chief Financial Officer and Director	June 9, 2023
Douglas Durst	(Principal Accounting and Financial Officer)

/s/ Eric Healy	Attorney-in-fact	June 9, 2023
Eric Healy

EXHIBIT INDEX

Number	Description of Document

1.1	Form of Underwriting Agreement***
3.1	Articles of Incorporation of BranchOut Food Inc. ***
3.2	Bylaws of BranchOut Food Inc.***
4.1	Form of Common Stock Certificate**
4.2	Form of Representative’s Warrant***
4.3	Form of Common Stock Warrant (issued to certain of the Selling Stockholders) *
5.1	Opinion of Parr Brown Gee & Loveless, P.C.*
10.1	Form of Indemnification Agreement*+
10.2	2022 Equity Incentive Plan of BranchOut Food Inc.+ ***
10.3	Form of Senior Secured Note issued to bridge loan investors***
10.4	Form of Security Agreement issued to bridge loan investors***
10.5	Executive Employment Agreement between Eric Healy and BranchOut Food Inc. dated December 6, 2022+***
10.6	Executive Employment Agreement between Douglas Durst and BranchOut Food Inc. dated November 22, 2021+***
10.7	Contract Manufacturing Agreement between BranchOut Food Inc. and NXTDried Superfoods SAC dated January 14, 2022. ***£
10.8	Manufacturing and Distributorship Agreement (“MDA”) between BranchOut Food Inc. and Natural Nutrition SpA, a Chilean company (“Nanuva”) dated February 4, 2021. ***£
10.9	License Agreement between BranchOut Food, Inc. and EnWave Corporation dated May 7, 2021, together with amendments thereto dated October 26, 2022 and February 21, 2023. ***£
10.10	Form of Convertible Note Subscription Agreement and Form of Convertible Note***
10.11	Loan Agreement dated March 15, 2023 between BranchOut Food, Inc. as Borrower, and The John & Kristen Hinman Trust Dated February 23, 2016, as Lender***
21.1	Subsidiaries of BranchOut Food Inc.***
23.1	Consent of M&K CPAS, PLLC***
23.2	Consent of Parr Brown Gee & Loveless, P.C. (included in Exhibit 5.1)*
23.3	Consent of Rowland W. Day, II Esq.*
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)***
99.1	Consent of John Dalfonsi to be named as director***
99.2	Consent of David Israel to be named as director***
99.3	Consent of Greg Somerville to be named as director***
107	Filing Fee Table***

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
+	Indicates a management contract or compensatory plan or arrangement.
£	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K